UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2013

GENERAL EMPLOYMENT ENTERPRISES, INC

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of  Listing

On June 6, 2013, General Employment Enterprises, Inc. (the "Company") received a letter (the "Letter") from NYSE MKT, LLC (the "NYSE MKT") stating that the Company did not meet certain of the Exchange's continued listing standards as set forth in the NYSE MKT Company Guide (the "Company Guide") and stated, among other things, that the Company has equity less than $4 million and has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years and, in the opinion of the Exchange, it is questionable as to whether the Company will be able to continue operations and/or meet its obligations as they mature based on its current overall financial condition,  pursuant to Sections 1003(a)(ii) and 1003(a)(iv) of the NYSE MKT's Company Guide, respectively.  The Company must submit a plan of compliance to the NYSE MKT by July 8, 2013.

On June 12, 2013 a press release announcing the receipt of the letter from the NYSE MKT, LLC was issued. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD disclosure

Recently the motion to dismiss the Company and Michael Schroering from a lawsuit, brought by Derby Capital LLC and Derby Capital JOB LLC, was granted and fulfilled the requirement of the Fifth Amendment to the Account Purchase agreement with Wells Fargo.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by General Employment Enterprises, Inc. dated June 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: June 12, 2013	By: /s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer